Exhibit 31.1

Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) or 15d-14(a)

I, Jay Stein, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of Stein Mart, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 6, 2012	/s/ Jay Stein
Jay Stein
Chairman of the Board and Interim Chief Executive Officer